                                                                   Exhibit 10.40


                                THIRD AMENDMENT
                                    TO THE
                      HEALTH MANAGEMENT ASSOCIATES, INC.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


          WHEREAS, Health Management Associates, Inc., a corporation under the laws of the State of Delaware (the "Company"), established the Health Management Associates, Inc. Supplemental Executive Retirement Plan (the "Plan");

          WHEREAS, the right to amend the Plan is expressly reserved to the Company under Section 5.3 thereof;

          WHEREAS, the Plan was amended effective December 13, 1993, under the First Amendment to the Health Management Associates, Inc. Supplemental Executive Retirement Plan;

          WHEREAS, the Plan was amended effective September 17, 1996, under the Second Amendment to the Health Management Associates, Inc. Supplemental Executive Retirement Plan;

          WHEREAS, the Company wishes to amend the Plan again.

          NOW, THEREFORE, the Plan is hereby amended, effective the 19th day of September, 2000, as follows:

          1.   Section 2.1 is amended to read as follows:

               Section 2.1. "Actuarial Equivalent" means a benefit having the same value as the benefit which such Actuarial Equivalent replaces. The determination of any Actuarial Equivalent shall be based on the following actuarial assumptions: (a) the annual rate of interest on 10-year Treasury securities in effect as of the first day of the month for which an Actuarial Equivalent is determined and (b) the 1984 Unisex Pension Mortality Table.

          2.   Section 2.4 is amended to read as follows:

               Section 2.4. "Change of Ownership" means (a) the acquisition after the Effective Date, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")), or of record, of securities of the Company or its parent corporation, HMA Holding Corp., by any "person" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), including any corporation or group of associated persons acting in concert which, after such acquisition will result in such person having control of the Company or HMA Holding Corp., or (b) a change in the ownership of a substantial portion of the assets of the Company or HMA Holding Corp. within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. Notwithstanding the immediately preceding sentence, a Change of Ownership shall not be deemed to have occurred if such acquisition is by (i) the Company; and/or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) of the Company, including a trust established pursuant to any such plan; and/or (iii) any person who is a stockholder of HMA Holding Corp. on the Effective Date, or any person who is the spouse of such stockholder, or any person who, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control of such stockholder. For purposes of this Section "control" means the ownership of more than twenty-five percent (25%) of the voting authority with respect to the Company, HMA Holding Corp. or any such person within the context of clause (b)(iii) of this Section, as the case may be.

          3.   Section 2.19 is hereby added to read as follows:

               Section 2.19. "Trust" means a "rabbi trust" that does not affect the unfunded status of this Plan and whose form follows guidance promulgated by the Internal Revenue Service in Revenue Procedure 92-64, as it may be amended from time to time.

          4.   Section 4.4 is amended to read as follows:

               Section 4.4. Change of Ownership. Notwithstanding Sections
                            -------------------
          4.1, 4.2 or 4.3, the following provisions shall apply in the event the Board gains knowledge that a Change of Ownership has occurred or is likely to occur:

                    (a)  If such an event occurs after a Participant's
          Normal Retirement Date, the Company shall immediately pay the single cash sum Actuarial Equivalent of the Participant's Retirement Benefit to such Participant or his Beneficiary.

                    (b)  If such an event occurs before a Participant's
          Normal Retirement Date, the Company shall immediately deposit with trustee of the Trust an amount equal to the Actuarial Equivalent of the Participant's Retirement Benefit. Such a deposit shall be calculated based upon the Participant's age at the time of such deposit. In the event of such a Participant's subsequent termination from Full-Time Employment, for any reason including death, the trustee of the Trust shall immediately distribute the amount of such deposit, plus earnings thereon, to the Participant or his Beneficiary.

                    (c) If no Trust has been previously established under this Plan, the Company shall establish a Trust immediately upon the Board gaining knowledge that a Change of Ownership has occurred or is likely to occur.

                    (d) The Company shall compensate the Participant or his Beneficiary on an after-tax basis for:

                         (i)     Medicare or FICA taxes;

                         (ii) the increase in the effective rate of federal and state income taxes stemming from the lump sum payment;
               and

                         (iii)   any excise taxes

               which shall be payable with respect to any payments made hereunder as a result of a Change of Ownership.

                    (e) With respect to amounts determined pursuant to subsection (d):

                         (i) if a Participant has reached his Normal Retirement Date, the Company shall pay the amounts directly to such Participant; and

                         (ii)    if a Participant has not yet reached
               his Normal Retirement Date, the Company shall make an additional cash deposit to the trustee of the Trust equal to the amounts determined under subsection (d) based upon the tax rates in effect for the Participant on the date of the deposit. At the time such a Participant or Beneficiary receives payment from the Trust, the trustee shall distribute the additional estimated cash deposit, with any earnings thereon, directly to such Participant or Beneficiary to the extent necessary to compensate the Participant or Beneficiary for the actual tax liability (including the tax liability for the additional payment). If the aforementioned distribution is insufficient to compensate such Participant or Beneficiary for the actual tax liability (including the tax liability for the additional payment), the Company shall make an additional direct cash payment to the Participant or Beneficiary equal to the shortfall. Any assets remaining in the Trust after a Participant or Beneficiary has received the Retirement Benefit calculated pursuant to subsection (b) and has been compensated for the tax liability shall be returned to the Company.

                           (f) Upon full payment pursuant to this Section, no further benefits shall be payable under the Plan to such Participant.

          5.   Section 6.2 is amended to read as follows:

               Section 6.2. Title to Plan Assets. Title to and beneficial
                            --------------------
          ownership of any assets, whether cash or investments, which are held or earmarked to pay the deferred compensation obligation hereunder, shall at all times remain unrestricted assets of the Company and any Participant or Beneficiary (or personal representative) shall not have any property interest in such assets. However, the Company, may establish a Trust under this Plan and deposit any assets, whether cash or investments, therein for the benefit of the Participants or Beneficiaries. Title to and beneficial ownership of the assets of the Trust shall be held by the trustees of such Trust. This Plan at all times shall be considered entirely unfunded both for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. To the extent that any Participant or Beneficiary (or personal representative) acquires a right to receive payments from the Company, such right shall be no greater than the right of any unsecured general creditor of the Company.

          6. Section 6.3 is amended to add the following sentence to the end thereof:

          Notwithstanding the foregoing, nothing herein shall preclude the Company from transferring any life insurance contract to a Trust established hereunder, or designating the trustee as beneficiary of any such contract.

          The remainder of the Plan shall remain in full force and effect and shall be unaffected by this Third Amendment.

          IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed this 5th day of December, 2000.

                                        HEALTH MANAGEMENT ASSOCIATES,  INC.



                                        By: /s/ Timothy R. Parry
                                           ------------------------------------


                                        Its:    Vice President
                                            -----------------------------------